Exhibit 99.1

BBOT Reports Fourth Quarter and Full Year 2025 Financial Results and Update on Corporate Progress

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BBOT debuted as a publicly traded oncology company developing a differentiated portfolio of three clinical-stage small molecule inhibitors targeting the RAS pathway.
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Announced encouraging preliminary safety and efficacy data across all three programs: BBO-8520’s differentiated efficacy and safety profile as monotherapy and at active doses in combination with pembrolizumab with a potentially differentiated liver toxicity profile, BBO-11818 producing the first publicly disclosed partial response in PDAC as a panKRAS inhibitor, and BBO-10203 showing no hyperglycemia without HbA1c restriction — establishing the clinical foundation for differentiated combination strategies, including BBOT's internal KRAS plus PI3Kα breaker program.
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Clinical readouts expected in the second half of 2026 across all three programs, positioning BBOT for a catalyst-rich period focused on combination viability across KRAS-driven tumor types.
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Cash runway expected to fund operations into 2028, supporting advancement through planned combination cohort initiations and data readouts.

SOUTH SAN FRANCISCO, Calif., March 5, 2026 — BridgeBio Oncology Therapeutics, Inc. (“BBOT”) (Nasdaq: BBOT), a clinical-stage biopharmaceutical company focused on RAS-pathway malignancies, today reported financial results for the fourth quarter and full year ended December 31, 2025, and provided a business update, including highlights of pipeline progress.

BBOT's portfolio of clinical-stage RAS-pathway inhibitors is designed to enable direct dual inhibition of KRAS in both its ON and OFF states, panKRAS coverage across major KRAS mutations, and disruption of RAS:PI3Kα activation. Together, these assets uniquely position BBOT to achieve safe, concurrent, high-level suppression of both the MAPK and PI3Kα pathways through a wholly owned internal combination strategy.

"2025 was a transformational year for BBOT as we debuted as a public company and advanced all three of our internally discovered RAS and PI3Kα programs into clinical development,” said Eli Wallace, PhD, Chief Executive Officer of BBOT. “The preliminary safety and antitumor data across BBO-8520, BBO-11818, and BBO-10203 are consistent with a differentiated therapeutic index profile and reinforce the combination thesis underlying our portfolio. We believe we are uniquely positioned to pursue concurrent suppression of both the MAPK and PI3Kα pathways — a strategy made possible by our wholly owned, internally designed platform, which we do not believe exists elsewhere in the industry. With multiple data readouts expected in the second half of 2026 and cash runway into 2028, we remain focused on generating the data that demonstrate what this portfolio can do."

Key Clinical Highlights & Upcoming Milestones

BBO-8520: An orally bioavailable small molecule direct inhibitor targeting both the ON and OFF states of KRAS. BBO-8520 combined with pembrolizumab at active dose levels demonstrated antitumor activity with a potentially differentiated liver toxicity profile, a profile not previously observed with OFF inhibitors.

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On January 9, 2025, BBOT announced the U.S. Food and Drug Administration (“FDA”) granted Fast Track designation to BBO-8520 for the treatment of adult patients with previously treated, KRASG12C mutated metastatic non-small cell lung cancer (NSCLC).
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On January 7, 2026, BBOT announced new clinical data from the ongoing Phase 1 ONKORAS-101 trial (NCT06343402).
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As of November 15, 2025, BBO-8520 monotherapy in patients with KRASG12C NSCLC showed a 65% objective response rate (ORR) and a 68% 6-month progression-free survival (PFS), with 83% of patients eligible for 6-month follow-up remaining on treatment for ≥6 months, alongside a potentially differentiated safety profile.
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Encouraging early efficacy signals were seen in patients with KRASG12C and STK11 and/or KEAP1 co-mutants, where all five initial patients achieved partial response (PR).

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BBO-8520 in combination with pembrolizumab, at active dose levels, demonstrated promising efficacy data and a distinct safety profile, including a potentially differentiated liver toxicity profile.
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Updated clinical data are expected in the second half of 2026 and internal combination with BBO-10203 is anticipated to open later in 2026.

BBO-11818: An orally bioavailable small molecule panKRAS inhibitor that targets mutant KRAS in both the ON and OFF states. BBO-11818 demonstrated a confirmed PR in a patient with pancreatic ductal adenocarcinoma (PDAC) — the first clinically confirmed monotherapy panKRAS response in pancreatic cancer — alongside additional tumor reductions at higher dose levels and no dose-limiting toxicities.

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On April 1, 2025, BBOT announced that the first patient was dosed with BBO-11818 in the ongoing Phase 1 KONQUER-101 trial (NCT06917079) for advanced solid tumors.
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On October 23, 2025, BBOT presented preclinical data at the 2025 AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics. The preclinical data demonstrated the potential of BBO-11818 as a potent panKRAS inhibitor targeting mutant KRAS in both the ON and OFF states, with selectivity over HRAS and NRAS.
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On January 7, 2026, BBOT announced preliminary clinical data. BBO-11818 demonstrated encouraging early anti-tumor activity across dose levels and tumor types, including a partial response (PR) in a patient with PDAC with a 56% tumor reduction. The response was unconfirmed at the time of data cutoff but was subsequently confirmed. BBO-11818 monotherapy appeared generally tolerable with no dose-limiting toxicities (DLTs).
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Updated clinical data are expected in the second half of 2026. Combination with BBO-10203 is anticipated to open later in 2026.

BBO-10203: An orally bioavailable small molecule with a novel mechanism of action designed to block the physical interaction between RAS and PI3Kα, inhibiting RAS-driven PI3Kα-AKT signaling in tumors. BBO-10203 achieved full target engagement at pharmacologically active exposures with no observed hyperglycemia and no baseline HbA1c or glucose restrictions.

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On June 12, 2025, BBOT announced the publication of preclinical data supporting the potential for BBO-10203 to provide therapeutic benefit across multiple tumor types. The publication, titled “BBO-10203 inhibits tumor growth without inducing hyperglycemia by blocking RAS-PI3Kα interaction” was published in the peer-reviewed journal Science.
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On October 25, 2025, BBOT presented preclinical data at the 2025 AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics. Preclinical data showed BBO-10203 blocked RAS-mediated activation of PI3Kα and strongly inhibited pAKT signaling in tumor cells without affecting glucose metabolism. Robust monotherapy activity, as well as combination activity with BBO-8520 and BBO-11818, was observed at well-tolerated dose levels in a panel of KRAS mutant models.
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On December 10, 2025, BBOT announced late-breaking preclinical data at the San Antonio Breast Cancer Symposium (SABCS). Preclinical data demonstrated BBO-10203 blocked RAS-mediated activation of PI3Kα, strongly inhibited pAKT signaling in tumor cells without inducing hyperglycemia, and showed robust anti-tumor activity both as monotherapy and in combination with standard of care (SOC) therapies in mutant or wild-type PIK3CA breast cancer models.
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On January 7, 2026, BBOT announced preliminary clinical data from the ongoing Phase 1 BREAKER-101 trial (NCT06625775).
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BBO-10203 demonstrated a differentiated safety profile with no hyperglycemia in patients without restrictions on baseline HbA1c and glucose levels.
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In addition, BBO-10203 achieved target systemic exposure and rapid full target engagement.
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Clinical benefit was observed in patients with colorectal cancer (CRC) (>80% 3L+) and hormone receptor positive breast cancer (HR+ BC) who were previously heavily treated and tumor reductions were observed in some patients.
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Updated clinical data are expected in the second half of 2026 and internal combinations, including with BBO-8520 and BBO-11818, are anticipated to open later in 2026.

Other Key Corporate Updates

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On August 11, 2025, BBOT announced the closing of its previously announced business combination with Helix Acquisition Corp. II (formerly Nasdaq: HLXB) (“Helix”), a special purpose acquisition company (“SPAC”) sponsored by affiliates of Cormorant Asset Management, LP. On August 12, 2025, BBOT began trading under the new ticker symbol “BBOT” on the Nasdaq Global Market.

Fourth Quarter 2025 Financial Results

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Cash Position: As of December 31, 2025, BBOT had cash, cash equivalents and marketable securities totaling $425.5 million, which is expected to provide cash runway into 2028.
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Research and development (R&D) expenses: R&D expenses were $38.1 million for the fourth quarter of 2025 compared to $19.5 million for the fourth quarter of 2024. The increase in expenses was primarily due to increases in clinical trial expenses and manufacturing expenses for BBO-8520, BBO-11818, and BBO-10203.
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General and administrative (G&A) expenses: G&A expenses were $5.3 million for the fourth quarter of 2025 compared to $2.3 million for the fourth quarter of 2024. Changes in G&A expenses reflect the initiation of BBOT's standalone operations and de-SPAC transaction.
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Net Loss: Net loss was $38.8 million for the fourth quarter of 2025 compared to $19.7 million for the fourth quarter of 2024.

Full Year 2025 Financial Results

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Research and development (R&D) expenses: R&D expenses were $121.2 million for the year ended December 31, 2025 compared to $73.1 million for the year ended December 31, 2024. The increase in expenses was primarily due to increases in clinical trial expenses and manufacturing expenses for BBO-8520, BBO-11818, and BBO-10203.
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General and administrative (G&A) expenses: G&A expenses were $24.6 million for the year ended December 31, 2025 compared to $7.8 million for the year ended December 31, 2024. Changes in G&A expenses reflect the initiation of BBOT's standalone operations and de-SPAC transaction.
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Net Loss: Net loss was $134.0 million for the year ended 2025 compared to $74.3 million for the year ended 2024.

About BBOT

BBOT is a clinical-stage biopharmaceutical company advancing a next-generation pipeline of novel small molecule therapeutics targeting RAS and PI3Kα malignancies. BBOT has the goal of improving outcomes for patients with cancers driven by the two most prevalent oncogenes in human tumors. For more information, please visit www.bbotx.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, and other federal securities laws. Any statements in this press release that are not historical facts may be deemed forward-looking statements, which generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends. These forward-looking statements include, without limitation, statements regarding the clinical and therapeutic potential and safety profile of BBOT’s product candidates, including BBO-8520, BBO-10203 and BBO-11818, as monotherapy or in combination with other therapeutics, the design and conduct of clinical trials with BBOT’s product candidates, including expected timelines for clinical data readouts, ongoing and planned regulatory interactions, BBOT’s plans to continue and expand its clinical trials, including its planned internal combination studies, and BBOT's beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, including statements regarding anticipated operating expenses, BBOT’s cash runway and sufficiency of its cash and cash equivalents to fund its operations.

These statements are based on various assumptions, whether or not identified in this press release, and are the current expectations of BBOT’s management and are not predictions of actual performance. Many actual events and circumstances are beyond the control of BBOT. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; ; the design and success of ongoing and planned clinical trials; adverse events that may be encountered in BBOT’s clinical trials; risks relating to the uncertainty of the projected financial information with respect to BBOT; risks related to the preclinical and clinical development of BBOT’s product candidates, including BBO-8520, BBO-10203 and BBO-11818, and the timing of expected regulatory and business milestones, including the progress of enrollment in clinical trials and availability of data from ongoing and planned clinical trials; the impact of competitive products; risks relating to BBOT’s ability to obtain sufficient supply of materials; and those factors discussed in documents BBOT has filed or will file with the U.S. Securities and Exchange Commission.

In addition, forward-looking statements reflect BBOT’s expectations, plans, or forecasts of future events and views as of the date of this press release and are qualified in their entirety by reference to the cautionary statements herein. BBOT anticipates that subsequent events and developments will cause BBOT’s assessments to change. These forward-looking statements should not be relied upon as any guarantee, assurance, prediction or definitive statement of fact or probability or as representing BBOT’s assessments as of any date subsequent to the date of this press release. Neither BBOT, nor its affiliates undertake any obligation to update these forward-looking statements, except as required by law.

BBOT Contacts:

Investor Contact:

Heather Armstrong, Head of Investor Relations
BBOT
Investors@BBOTx.com

Media Contact:

Jake Robison
Inizio Evoke Comms
Jake.robison@inizioevoke.com

BridgeBio Oncology Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except shares and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)
Operating expenses:
Research and development	$38,074	$19,540	$121,199	$73,107
General and administrative	5,334	2,339	24,620	7,756
Total operating expenses	43,408	21,879	145,819	80,863
Loss from operations	(43,408)	(21,879)	(145,819)	(80,863)
Other income (expense), net:
Interest income	4,424	2,133	11,343	6,377
Income from transition services agreements	182	59	1,192	775
Change in fair value of participation right liability	—	—	(725)	(564)
Other income (expense)	5	—	(35)	—
Total other income (expense), net	4,611	2,192	11,775	6,588
Net loss	$(38,797)	$(19,687)	$(134,044)	$(74,275)
Net loss per share attributable to common stockholders, basic and diluted	$(0.49)	$(1,075.56)	$(4.30)	$(5,756.41)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	79,987,399	18,304	31,144,775	12,903

Selected Consolidated Balance Sheet Data

(in thousands)

	December 31,	December 31,
	2025	2024
Cash and cash equivalents and marketable securities	$425,460	$155,631
Total assets	448,381	164,301
Total liabilities	37,285	19,580
Accumulated deficit	(356,567)	(222,523)
Total stockholders’ equity (deficit)	411,096	(178,637)